EXHIBIT 3.4 ARTICLES OF SHARE EXCHANGE

                           ARTICLES OF SHARE EXCHANGE
           OF WORLD HEALTH ALTERNATIVES, INC., a Florida Corporation,
             With BETTER SOLUTIONS, INC. a Pennsylvania Corporation

     ARTICLES OF SHARE EXCHANGE between WORLD HEALTH ALTERNATIVES, INC. a
Florida Corporation, and BETTER SOLUTIONS, INC. a Pennsylvania Corporation.

     Under §607.1105 of the Florida Business Corporation Act (the "Act"),
WORLD HEALTH ALTERNATIVES, INC. and BETTER SOLUTIONS, INC. adopt the following
Articles of Share Exchange.

     1. The Agreement and Plan of Share Exchange December 27, 2003 ("Plan of
Share Exchange"), between WORLD HEALTH ALTERNATIVES, INC. and BETTER SOLUTIONS,
INC. was approved and adopted by the shareholders of BETTER SOLUTIONS INC. on
February 14TH, 2003 and was adopted by the Board of Directors of WORLD HEALTH
ALTERNATIVES, INC. on December 27, 2003, because shareholder approval of the
Plan of Share Exchange is not required by the shareholders of WORLD HEALTH
ALTERNATIVES, INC by §607.1103(7)/§607.1103(1) of the Act.

     2. Under the Plan of Share Exchange, all issued and outstanding shares of
BETTER SOLUTIONS, INC.'s stock will be exchanged for newly issued shares of the
Common stock of WORLD HEALTH ALTERNATIVES, INC's common stock and Better
SOLUTIONS, INC. will become a wholly owned subsidiary OF WORLD HEALTH
ALTERNATIVES, INC.

     3. The Plan of Share Exchange is attached as Exhibit A and incorporated by reference as if fully set forth.

     4. Under §607.1105(1)(b) of the Act, the date and time of the effectiveness of the Share Exchange shall be on the filing of these Articles of
Share Exchange with the Secretary of State of Florida.

IN WITNESS WHEREOF, the parties have set their hands on this 20th day of
February 2003.

ATTEST:
World Health Alternatives, Inc. a Florida corporation

/s/Edward G. Siceloff
By: Edward G. Siceloff, President and Director

                             PLAN OF SHARE EXCHANGE

     This Plan of Share  Exchange ("Plan") is entered into between WORLD HEALTH
ALTERNATIVES, INC. ("Acquiror") and BETTER SOLUTIONS, INC ("Acquiree").

     1. Distribution to Shareholders. On the Effective Date, all of the
shareholders of Acquiree not dissenting from the Plan shall exchange all of the outstanding stock of Acquiree for shares of Acquiror and Acquiree shall become a wholly owned subsidiary of Acquiror.

     2. Satisfaction of Rights of Acquiree's Shareholders. All shares of
Acquiror's stock into which shares of Acquiree's stock have been converted and become exchangeable for under this Plan shall be deemed to have been paid in full satisfaction of such converted shares.

     3. Fractional Shares. Fractional shares of Acquiror's stock will be rounded up to the next whole share.

     4. Supplemental Action. If at any time after the Effective Date, Acquiror shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of Acquiror or
Acquiree, as the case may be, whether past or remaining in office, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Plan.

     5. Filing with the Florida Secretary of State and Effective Date. On the
Closing, as provided in the Agreement and Plan of Share Exchange of which this
Plan is a part, Acquiror and Acquiree shall cause their respective Presidents
(or Vice Presidents) to execute Articles of Share Exchange in the form attached to this Plan and, on execution, this Plan shall be deemed incorporated by reference into the Articles of Share Exchange as if fully set forth in such
Articles and shall become an exhibit to such Articles of Share Exchange.
Thereafter, the Articles of Share Exchange shall be delivered for filing to the
Florida Secretary of State. In accordance withss.607.1105(1)(b) of the Florida
Business Corporation Act (the "Act"), the Articles of Share Exchange shall specify the "Effective Date." The Effective Date shall be the filing date of the
Articles of Share Exchange.

     6. Amendment and Waiver. Any of the terms or conditions of this Plan may be waived at any time by Acquiror or Acquiree by action taken by the Board of
Directors of such party, or may be amended or modified in whole or in part at any time before the vote of the shareholders of Acquiree by an agreement in writing executed in the same manner (but not necessarily by the same persons), or at any time thereafter as long as such change is in accordance withss.607.1103 of the Act.

     7. Termination. At any time before the Effective Date (whether  before or after filing the Articles of Share Exchange), this Plan may be terminated and the share exchange abandoned by mutual consent of the Boards of Directors of both corporations, notwithstanding favorable action by the shareholders of
Acquiree.